UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 24, 2013

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of Bloomin’ Brands, Inc. (the “Company”) was held on Wednesday, April 24, 2013.

The final results of voting on each of the matters submitted to a vote of security holders at the 2013 Annual Meeting are as follows:

1.
Stockholders elected each of the following two nominees as a director to serve for a term to expire at the 2016 Annual Meeting of Stockholders and until his or her successors has been duly elected and qualified, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
David Humphrey	89,125,745	5,932,199	3,796,080
Elizabeth A. Smith	90,986,940	4,071,004	3,796,080

2.
Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 31, 2013, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,817,325	14,443	22,256	—

3.	Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,937,589	14,088,197	32,158	3,796,080

4.	Stockholders approved, on an advisory basis, every year as the frequency of the advisory vote on executive compensation (“Say-on-Pay”), as set forth below.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
94,401,350	513,430	98,625	44,539	3,796,080

More than a majority of shares voting at the 2013 Annual Meeting voted, on a non-binding advisory basis, in favor of an annual frequency for future Say-on-Pay votes. Consistent with this recommendation, on April 24, 2013, the Company’s Board of Directors determined that the Company will conduct future Say-on-Pay votes annually until the next required vote on the frequency of advisory voting on executive compensation is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board otherwise determines that a different frequency for holding Say-on-Pay votes is in the best interests of the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: April 29, 2013	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

3